                                                                     Exhibit 4.2

THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                   SERIES A 8.5% CONVERTIBLE PREFERRED STOCK
                            SUBSCRIPTION AGREEMENT

                             STORM TECHNOLOGY, INC.

          THIS AGREEMENT is executed in reliance upon the transaction exemption afforded by Regulation D as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act.

          This Agreement has been executed by the undersigned in connection with the private placement of the Convertible Preferred Stock Series A hereinafter referred to as the "Preferred Stock" of STORM TECHNOLOGY INC. (NASDAQ symbol "EASY"), located at 1395 Charleston Road, Mountain View, CA 94043, a corporation organized under the laws of Delaware, USA (hereinafter referred to as the "Company"). The terms on which the Preferred Stock may be converted into Common Stock and the other terms of the Preferred Stock are set forth in the Certificate of Designation of the Series A Convertible Preferred Stock set forth in Exhibit A annexed hereto (the "Certificate of Designation"). As provided in the Certificate of Designation, in certain circumstances, the Company will also issue to Subscriber warrants to purchase Common Stock, as per the terms of the Stock Purchase Warrant in the form of Attachment I annexed hereto (the "Contingent Warrant"). In addition, subject to the terms and conditions set forth below, the Company will sell to Subscriber Fifty Thousand (50,000) warrants (the "Definitive Warrants") for each One Million (US$1,000,000) Dollars invested (such number of Warrants shall be pro rated as per each Subscription Amount) to purchase Common Stock, as per the terms of the Stock Purchase Warrant in the form of Exhibit B annexed hereto (as amended, supplemented or otherwise modified from time to time, the "Stock Purchase Warrant") (the Contingent Warrants and the Definitive Warrants collectively referred to as the "Warrants"). This Agreement and, if accepted by the Company, the offer and sale of the Preferred Stock and Warrants, and the Common Stock underlying the Preferred Stock and Warrants (the "Underlying Shares", and together with the Preferred Stock and Warrants, collectively the "Securities"), are being made in reliance upon the provisions of Regulation D under the Securities Act.

          The undersigned, LIBERTYVIEW PLUS FUND, located at c/o Hemisphere House, 9 Church Street, Hamilton, HM DX Bermuda, a corporation organized under the laws of Bahamas (hereinafter referred to as "Subscriber"), hereby represents and warrants to, and agrees with the Company as follows:

          1.   Agreement to Subscribe; Purchase Price.
               --------------------------------------

          (a)  Purchase and Sale of Preferred Stock and Warrants.  Upon the
               --------------------------------------------------
terms and subject to the conditions set forth herein, the Company shall issue and sell to Subscriber, and the Subscriber will buy for an aggregate purchase price of Four Hundred Thousand ($400,000) U.S. Dollars (the "Purchase Price"), Four Thousand (4,000) shares of Preferred Stock based on One Hundred (U.S.$100) Dollars per share, and that number of Warrants to be issued pursuant to the terms on the first page of this Agreement.

          (b)  Form of Payment.  Subscriber shall pay the Purchase Price by
               ---------------
delivering good funds in United States Dollars by wire transfer to Goldstein, Goldstein & Reis, LLP, Escrow Agent, in accordance with a separate Escrow Agreement (Exhibit C), against delivery of the original Preferred Stock and Warrants.

          (c)  Wire Instructions.  Wire instructions for Gray Cary Ware &
               -----------------
Freidenrich  are as follows:

          Union Bank of California
          ABA No. 122000496
          For the Account of:
           Gray Cary Ware & Freidenrich
           Account No.6470013298

          2.   Representation and Warranties of the Subscriber.  Subscriber
               -----------------------------------------------
acknowledges, represents, warrants and agrees as follows:

               (a)  Organization and Authorization.  Subscriber is duly
                    ------------------------------
incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Agreement by the Subscriber, the performance by the Subscriber of its obligations hereunder and the consummation by the Subscriber of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Subscriber. The undersigned signatory has all right, power and authority to execute and deliver this Agreement on behalf of the Subscriber. This Agreement has been duly authorized, validly executed and delivered by the Subscriber and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and available equitable remedies.

          (b)  Evaluation of Risks.  Subscriber has such knowledge and
               -------------------
experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk and the Subscriber can afford the complete loss of Subscriber's investment.

          (c)  Independent Counsel.  Subscriber acknowledges that it has been
               -------------------
advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Securities.

          (d)  Disclosure Documentation.  Subscriber has received and reviewed
               ------------------------
copies of the Company's reports filed under the Securities Exchange Act of 1934, as amended, together with the regulations promulgated thereunder (the "1934 Act"), including the Company's Form 10-K's, Form 10-Q's, and Form 8-K's filed by the Company for at least the twelve month period preceding the Closing Date (collectively, the "SEC Filings"). Subscriber acknowledges that the Company has offered to make available any additional public information that the Subscriber may reasonably request, including technical information, and other material information about the Company and Subscriber has been offered Company's full cooperation in making such information available to Subscriber and acknowledges that the Company has recommended that the Subscriber request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to the undersigned or its advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the SEC Filings.

          (e)  Opportunity to Ask Questions.  Subscriber has had a reasonable
               ----------------------------
opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of Subscriber.

          (f)  SEC Filings Constitute Sole Representations.  Except as set forth
               -------------------------------------------
in the SEC Filings, no representations or warranties in connection with the offering of the Securities have been made to Subscriber by (i) the Company or any agent, employee or affiliate of the Company, or (ii) any other person, and in entering into this transaction Subscriber is not relying upon any information, other than that contained in the SEC Filings and the results of independent investigation by Subscriber.

          (g)  Subscriber is Accredited Investor.  The undersigned represents
               ---------------------------------
and warrants it is included within one or more of the following categories of "Accredited Investors."

               (i) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan associated or other institution as defined in
     Section 3(a)(5)A of the Securities Act whether acting in it individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefits of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
     Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (ii)    Any private business development company as defined in
     Section 202(a)(22) of the Investment Advisers Act of 1940;

               (iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

               (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

               (vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

               (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of the regulations promulgated under the Securities Act;

               (viii) Any entity in which all of the equity owners are accredited investors; and

               (ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          (h)  No Registration, Review or Approval. Subscriber acknowledges and
               -----------------------------------
understands that the limited private offering and sale of Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Securities Act or under the securities or "blue sky" laws, rules or regulations of any state. Subscriber acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Securities Act pursuant to Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Subscriber understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Securities.


          (i)  Investment Intent.  Without limiting its ability to resell the
               -----------------
Securities pursuant to an effective registration statement, Subscriber is acquiring the Securities solely for its own account and not with a view to the distribution, assignment or resale to others. Subscriber understands and agrees that it may bear the economic risk of its investment in the Securities for an indefinite period of time.


          (j)  Transfer Restrictions/Conversion Holding Period/Redemption.
               ----------------------------------------------------------

               (i) No conversion of Preferred Stock shall be made from the date hereof until ninety (90) days after the Closing Date (the "Initial Holding Period"). In the thirty (30) days after the expiration of the Initial Holding Period, up to thirty three and one-third (33 1/3%) percent, and after such thirty (30) day period one hundred (100%) percent, of the Preferred Stock shall be convertible into Underlying Shares at the option of Subscriber in accordance with the terms hereof and of the Certificate of Designation.

               (ii) Stop transfer instructions have been or will be placed on any certificates or other documents evidencing any Securities so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof and the provisions of Regulation D.

               (iii) The Company may, at its sole discretion, redeem the Preferred Stock, in whole or in part, at any time by payment to the Subscriber of the "Redemption Price" (as defined in the Certificate of Designation) together with all, or a corresponding ratable portion of, then-accrued dividends thereunder in accordance with terms of the Certificate of Designation.

          (k)  Transfer Restrictions Regarding Securities.  Upon conversion of
               ------------------------------------------
any part or all of the Preferred Stock at any time after the Holding Period, if the holder of the Preferred Stock being converted makes the certification, pursuant to a Notice of Conversion in the form attached hereto as Exhibit D (a "Notice of Conversion"), that such holder has complied with all of the requirements of Regulation D and such other requirements as set forth herein, and the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement in the form of Exhibit E (the "Registration Rights Agreement") is not effective, then the Company shall cause the Transfer Agent to deliver the Underlying Shares upon such conversion without a restrictive legend or stop transfer instructions, otherwise the Underlying Shares shall be considered restricted securities and certificates representing such Underlying Shares shall contain restrictive legends and stop transfer instructions will be placed with the Transfer Agent regarding such Underlying Shares, including without limitation the legend in substantially the following form:


          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER, THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."


          The certificates representing the Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

          (l)  Registration Rights.  The parties have entered into a
               -------------------
Registration Rights Agreement (Exhibit E).

          (m)  No Advertisements.  The Subscriber is not subscribing for the
               -----------------
Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

          3.   Representations and Warranties of the Company. The Company
               ---------------------------------------------
acknowledges, represents, warrants and agrees as follows, except to the extent disclosed in the Schedule of Exceptions attached as Exhibit ___ hereto (the "Schedule of Exceptions"):

          (a)  Organization and Authorization.  The Company is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company. The Company is not in default or violation of any material term or provision of its Certificate of Incorporation, as amended, or By-laws nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and available equitable remedies. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. Upon their issuance and delivery pursuant to this Agreement, the Underlying Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Underlying Shares are subject to restrictions on transfer under state and/or federal laws.


          (b)  Reporting Issuer Company Status. The Company is in full
               -------------------------------
compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act, and shall use its best efforts to maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock trades on the NASDAQ National Market System.

          The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer to sell the Securities (or for such shorter period that the Company has been required to file such material).

          (c)  Capitalization.  The authorized capital stock of the Company
               --------------
consists of 30,000,000 of Common Stock, $0.001 par value, of which 10,493,972 shares of Common Stock have been issued as of September 30, 1997, and 500,000 shares of Preferred Stock, $0.001 par value, of which 30,000 Shares have been designated Series A 8.5% Convertible Preferred Stock, $0.001 par value. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (d)  Company to Reserve Shares.  The Company will reserve from its
               --------------------------
authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion and/or exercise in full of the outstanding Securities. If at any time the number of authorized but unissued shares of Common Stock shall be insufficient to satisfy the conversion or exercise rights hereunder, in addition to such other remedies as shall be available to the holder of Preferred Stock or Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (e)  Listing.  The Company will use best efforts to maintain the
               -------
listing of its Common Stock on the NASDAQ National Market System. The Company has not received any notice, oral or written, regarding continued listing and, as long as the shares of Preferred Stock and Warrants are outstanding, the Company will take no action which would import their continued listing or eligibility of the Company for such listing.

          (f)  Company to Honor Telecopied Notices. The Company will permit
               -----------------------------------
Subscriber to exercise its right to convert the Preferred Stock and exercise the Warrants by telecopying an executed and completed Notice of Conversion and/or Notice of Exercise to the Company and delivering the original Notice of Conversion and/or Notice of Exercise and the certificate representing the Preferred Stock, and/or the original Warrant to the Company by express courier. The Company will use all commercially reasonable efforts to transmit the certificates representing Underlying Shares issuable upon conversion of any Preferred Stock and/or exercise of any Warrants (together with the certificates representing any then-remaining unconverted Preferred Stock and/or unexercised Warrants) to Subscriber via express courier, at the address set forth herein, by electronic transfer or otherwise within three (3) NASDAQ trading days after the applicable Conversion Date (defined below) if the Company has received the original Notice of Conversion and Preferred Stock certificate (and/or the original Notice of Exercise and Warrant, if applicable) being so converted, or exercised, by such date. In addition to any other remedies which may be available to Subscriber, in the event that the Company fails for any reason to transmit such shares of Common Stock within such three (3) NASDAQ trading day period, Subscriber will be entitled to revoke the relevant Notice of Conversion and/or Notice of Exercise by delivering a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion and/or Notice of Exercise.

          In the event that the Common Stock issuable upon conversion of the Preferred Stock, and/or upon exercise of the Warrants, is not delivered within five (5) NASDAQ trading days of delivery of a Notice of Conversion and/or a Notice of Exercise by the Company of a valid Notice of Conversion, and/or a valid Notice of Exercise and the Preferred Stock, and/or Warrants to be converted or exercised (such date of delivery referred to as the "Conversion Date"), the Company shall pay to the Purchaser, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Preferred Stock sought to be converted, and/or for each 1,000 Warrants to be exercised, $250 for each of the first ten (10) days and $500 per day thereafter that the Underlying Shares are not delivered, which liquidated damages shall run from the sixth (6th) NASDAQ trading day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable in cash upon demand of the Subscriber.

          (g)  SEC Filings.  For a period of at least twelve (12) months
               -----------
immediately preceding this offer and sale, or such shorter period that the Company has been required to file the SEC Filings, to the best of the Company's knowledge (i) none of the Company's filings with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

          (h)  Full Disclosure.  There is no fact known to the Company (other
               ---------------
than general economic conditions known to the public generally) that has not been disclosed in writing to the Subscriber that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          (i)  Other Convertible Interests.  Except as described in the SEC
               ---------------------------
Filings, (i) there are no other outstanding debt or equity securities presently convertible into shares of Common Stock or that could be convertible into shares of Common Stock, and (ii) the Company has no outstanding restricted shares of Common Stock, or shares of Common Stock sold under Regulation S or Regulation D under the Securities Act or outstanding under any other exemption from registration, which are available for sale as unrestricted free trading stock.

          (j)  No Undisclosed Liabilities or Events.  The Company has no
               ------------------------------------
liabilities or obligations other than those disclosed in the SEC Filings, this Agreement or those incurred in the ordinary course of the Company's business since October 1, 1997, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

          (k)  No Default.  The Company is not in default in the performance or
               ----------
observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement, including the conversion provision of the Preferred Stock, and the exercise provision of the Warrants, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock.

          (l)  Intellectual Property Rights.  Except as disclosed in the SEC
               ----------------------------
Filings, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the SEC Filings. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and is not aware of any claim being made against it regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the business or financial condition of the Company.

          (m)  Litigation.  Except as disclosed in the SEC Filings, there is no
               ----------
action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          (n)  Title to Assets.  Except as set forth in SEC Filings, the Company
               ---------------
has good and marketable title to all properties and material assets described in the SEC Filings as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

          (o)  Subsidiaries.  Except as disclosed in the SEC Filings, the
               ------------
Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

          (p)  Required Governmental Permits.  The Company is in possession of
               -----------------------------
and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the current conduct of its business, all of which are valid and in full force and effect.

          (q)  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to use its best efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Securities Act or the 1934 Act;

               (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act;

               (iii) to furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing Purchaser to sell any such Securities without registration.

          (r)  Dilution.  The Company is aware and acknowledges that conversion
               --------
of the

Preferred Stock, and exercise of the Warrants, could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock.

          (s)  Right of First Refusal/Further Placements.  In the event the
               -----------------------------------------
Company wishes to obtain further equity or debt financing within nine (9) months following the Closing Date, the Subscriber shall have the right of first refusal to participate in such offering in an amount not to exceed the total amount invested by Subscriber hereunder pursuant to the Company's terms and conditions of such offer, and shall have three (3) business days to reply in writing after receipt of such written notice from the Company. Such reply may be sent by facsimile. In the event such written reply is not received by the Company within such three (3) business day period, it will be deemed a refusal by the
Subscriber.   Subscriber shall have the right to review all final documentation regarding such placements and such documentation shall be delivered to Subscriber within ten (10) days from the closing date of such transaction(s).

          In the event that the Subscriber does not elect its right of first refusal and the Company enters into any equity or debt financing through March 31, 1998, Subscriber shall be entitled to the benefit of any term, condition or provision which it deems to be in any way more beneficial than the same term, condition or provision applicable to it. Subscriber shall have the right to review all final documentation regarding such placements and such documentation shall be delivered to Subscriber within ten (10) days from the closing date of such transaction(s).

          No equity or debt financing, including the issuance of debt convertible into equity, consummated in connection with the acquisition of assets by the Company shall constitute a financing which would trigger the right of first refusal hereunder in favor of Subscriber.

          4.   Representations and Warranties of the Company and Subscriber.
               ------------------------------------------------------------
Each of Subscriber and the Company represent to the other the following with respect to itself:

          (a)  Non-contravention/No Conflict. The execution and delivery of this
               -----------------------------
Agreement and the consummation of the issuance of the Securities and the transaction contemplated by this Agreement do not and will not conflict with or result in a breach by such party of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of such party, or any indenture, mortgage, deed of trust of other material agreement or instrument to which such party is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over such party or any of its properties or assets. The execution, delivery and performance of this Agreement and the consummation by such party of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such party's charter documents, by-laws, partnership agreement, certificate of limited partnership or other governing documents, as the case may be, or (ii) conflict with, or constitute a default (or an event which with notice of lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such party is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such party or any of its properties. Such party is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the transactions contemplated hereby; provided that for purposes of the representation made in this sentence, each party is assuming and relying upon the accuracy of the relevant representations and agreements of the other party herein.

          (b)  Approvals.  Neither the Company nor Subscriber is aware of any
               ---------
authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Securities, other than filings to comply with the Securities Act and applicable state securities or "blue sky" laws.

          (c)  Indemnification. Each of the Company and the Subscriber agrees to
               ---------------
indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

          Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Subscriber, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Subscriber and the indemnifying party and the Subscriber shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Subscriber (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Subscriber, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Subscriber, which firm shall be designated in writing by the Subscriber). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

          (d)  Mandatory Conversion.  In the event the Preferred Stock has not
               ---------------------
all been converted two (2) years from the Closing Date, the Company may, at its option, convert any and all remaining outstanding Preferred Stock in accordance with the procedure, terms and conditions set forth in the Certificate of Designation.

          (e)  Time of Representations and Warranties.  Each representation and
               --------------------------------------
warranty made by each party hereunder shall be deemed made as of the date hereof and as of the Closing Date, unless the context shall clearly require otherwise.

          5.   Restrictions on Conversion and Exercise.  Restrictions on
               ---------------------------------------
Conversion and Exercise shall be subject to the Certificate of Designation.

          6.   Registration or Exemption Requirements.  Subscriber acknowledges
               --------------------------------------
and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Subscriber understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

          7.   Closing Date. The Closing Date (the "Closing Date") shall be
               ------------
mutually agreed upon as to time and place when the Escrow Agent receives the Securities and Purchase Price, the conditions set forth in Sections 8 and 9 and the terms and conditions of the Escrow Agreement herein are satisfied or waived.

          8.   Conditions to the Company's Obligation to Sell.  Subscriber
               ----------------------------------------------
understands that the Company's obligation to sell the Preferred Stock and Warrants are conditioned upon:

          (a) The execution and delivery of this Subscription Agreement by the Company; and

          (b) Delivery into escrow by Subscriber of good cleared funds as payment in full for the purchase of the Preferred Stock and Warrants, and written notification to the

Company by the Escrow Agent of receipt of payment in full for the Preferred Stock and Warrants; and

          (c) All representations and warranties of the Subscriber shall remain true and correct as of the Closing Date.

          9.   Conditions to Subscriber's Obligation to Purchase.  The Company
               -------------------------------------------------
understands that Subscriber's obligation to purchase the Preferred Stock and Warrants is conditioned upon:

          (a) The execution and delivery of this Subscription Agreement, including Exhibits, for the sale of the Preferred Stock and Warrants;

          (b)  Delivery of the original Preferred Stock and Warrants;

          (c) All representations and warranties of the Company shall remain true and correct as of the Closing Date; and

          (d) Receipt of opinion of counsel in substantially the form of Exhibit F hereto and a copy of the filed Certificate of Designation.

          (e) The Company shall have its counsel provide, at the Company's expense, any and all opinions of counsel pertaining to the Company which may be reasonably required in order to issue the Preferred Stock or the Warrants.

          (f) The Company shall have completed equity financing in the amount of at least Two Million ($2,000,000) Dollars.

          10.  Miscellaneous.
               -------------

          (a)  Governing Law/Jurisdiction.  This Agreement will be construed and
               --------------------------
enforced in accordance with and governed by the laws of the State of Delaware, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Delaware or the state courts of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          (b)  Confidentiality.  If for any reason the transactions contemplated
               ---------------
by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

          Each of the Company and Subscriber agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by the Exchange Act or other applicable law.

          (c)  Facsimile/Counterparts/Entire Agreement.  In lieu of the
               ---------------------------------------
original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document. This Agreement and Exhibits hereto constitute the entire agreement between the Subscriber and the Company with respect to the subject matter hereof.

          (d)  Severability.  In the event that any provision of this Agreement
               ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          (e)  Fees.  Except as reflected in the Escrow Agreement, each of the
               ----
parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

          (f)  Notices.  Each Notice of Conversion, Notice of Exercise and all
               --------
other notices and communications delivered hereunder from time to time, and any Preferred Stock representing the portion of the Preferred Stock remaining unconverted, if applicable, or any Warrants representing the portion of Warrants remaining unexercised, if applicable, shall be delivered as follows:

          If to the Company:

               Storm Technology, Inc.
               1395 Charleston Road
               Mountain View, CA 94943
               Attn:  Chief Financial Officer
               Fax:   (650) 691-6699


          If to Subscriber:

               Libertyview Fund, LLC
               c/o Hemisphere House
               9 Church Street
               Hamilton, HM DX Bermuda
               Attn: Steven Rogers, Esq.
               fax: (201) 200-1140


          Provided, that each party may specify an address for notices and communications to such party different from the one then specified under this Section by so notifying the other party at the address then operative under this Section.

          (g)  Waivers and Amendments.  With the written consent of the record
               ----------------------
holders of at least a majority of the Underlying Shares, the rights of Subscribers under this Agreement may be waived or amended (either generally or in a particular instance). Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the record holders of the Underlying Shares who have not previously consented thereto in writing.

          (h)  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.



                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, this Subscription Agreement was duly executed on the date first written below.



                                    LIBERTYVIEW PLUS FUND





                                    By
                                      ---------------------------
                                      Officer:
                                      Title:

                                    Executed this 18th day of December, 1997

Agreed to and Accepted on
this 18th day of December 1997

STORM TECHNOLOGY, INC.


By
  ----------------------------
 Title:

FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:


NAME:       LIBERTYVIEW PLUS FUND

ADDRESS:    c/o Hemisphere House
            9 Church Street
            Hamilton, HMDX Bermuda

TEL NO:

FAX NO:     (201) 200-1140

CONTACT
NAME:       Steven Rogers, Esq.


DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):


NAME:

ADDRESS:



TEL NO:

FAX NO:

CONTACT
NAME:

SPECIAL
INSTRUCTIONS:
              -----------------------------------------------------

         ----------------------------------------------------------

         ----------------------------------------------------------

         ----------------------------------------------------------